SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                 Form 8-K


                              CURRENT REPORT



                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934




     Date of Report (Date of earliest event reported) October 5, 1995




                       Registrant; State of Incorporation;  IRS Employer
 COMMISSION FILE NUMBER  ADDRESS; AND TELEPHONE NUMBER       IDENTIFICATION NO.

 1-5532                PORTLAND GENERAL CORPORATION        93-0909442
                       (an Oregon Corporation)
                       121 SW Salmon Street
                       Portland, Oregon 97204
                       (503) 464-8820


 1-5532-99             PORTLAND GENERAL ELECTRIC COMPANY   93-0256820
                       (an Oregon Corporation)
                       121 SW Salmon Street
                       Portland, Oregon 97204
                       (503) 464-8000



                      121 S.W. SALMON STREET, PORTLAND, OREGON            97204

                       (Address of principal executive offices)         (zip
 code)

                Registrant's telephone number, including area code 503-464-8820
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 ITEM 5. OTHER EVENTS

      REGULATORY MATTERS - On October 5, 1995 the staff of the Oregon Public Utility Commission (PUC) published its initial settlement proposal on Portland General Electric Company's (PGE or the Company) August 1995 filing requesting a revenue requirement increase for the capital and fixed costs associated with the Coyote Springs Generation Project (Coyote Springs), as well as Bonneville Power Administration's (BPA) October 1995 price increase. The filing also requested recovery of the Company's two outstanding power cost deferrals. For further background information on PGE's consoldiated filing see Portland General's and PGE's reports on form 10-Q for the period ended June 30, 1995.

      The PUC staff's settlement proposal supports an increase of $37 million in revenues for the Coyote Springs and BPA costs noted above. The PUC staff proposal also supports full recovery of the $11 million of power costs deferred from January through March 1995 along with associated carrying costs. However, the PUC staff recommends that PGE be allowed recovery of only $6.5 million of the $50 million of power costs deferred from July 1993 through March 1994. The PUC staff's proposal is based on a 9.9% return on equity and certain regulatory adjustments to actual earnings for the April 1993 through March 1994 review period.

      In accordance with Oregon law, collection of PGE's power cost deferrals is subject to PUC review of PGE's reported earnings, adjusted for regulatory treatment of unusual and/or non-recurring items, as well as the determination of an appropriate rate of return on equity for a given review period.

      The PUC staff's proposal is an initial settlement proposal and is not necessarily indicative of the final outcome of the regulatory proceeding. However, if the PUC were to adopt the current staff proposal the Company would be required to recognize a before tax charge to income for the amount of deferred power costs disallowed for
      recovery along with associated carrying costs.   Despite the proposed
      disallowance, the rate effect from adoption of the PUC staff's proposal would be approximately PGE's requested 2.4% increase. PUC staff's testimony is scheduled to be filed October 13, 1995 following settlement hearings on October 9, 1995. A PUC order is expected in November 1995.

                             Signatures




 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.





                     Portland General Corporation

                     Portland General Electric Company




 October 6, 1995     By          /S/  JOSEPH E. FELTZ

                                        Joseph E. Feltz
                                     Assistant Controller
                                     Assistant Treasurer
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